UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) : August 28, 2000

                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                     0-27148                    13-3690261
   ---------------------        ----------------------           -----------
(State of other jurisdiction   (Commission File Number)         (IRS Employer
   Identification Number)                                      of incorporation)


                  246 INDUSTRIAL WAY WEST, EATONTOWN, NJ 07724
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 544-0155

ITEM 5. Other Events.

a) On August 28, 2000, the Company communicated by letter with the Official Unsecured Creditors Committee (the "Committee") of Einstein/Noah Bagel Corp., Debtor in Possession ("Einstein"). The Company had previously communicated a proposal to the Committee for the combination of the Company and Einstein. The referenced letter reiterated the proposal with some modifications, and indicated that the Company now owned approximately $20 million of Einstein's 7.25% Convertible Subordinated debentures and was therefore a significant creditor of Einstein.


ITEM 7. Exhibits.

         The following exhibits are hereby filed with this Form 8-K:

Exhibit
Number            Description
----------       ---------------

99.13 Letter to Official Unsecured Creditors Committee of Einstein/Noah Bagel Corp. dated August 28, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  NEW WORLD COFFEE -
                                                  MANHATTAN BAGEL, INC.


                                            By:    /s/ Jerold E. Novack
                                                  ---------------------
                                                  JEROLD E. NOVACK
                                                  Chief Financial Officer

Date:    August 29, 2000